EXHIBIT 23.2
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PRICEWATERHOUSECOOPERS LLP
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                                                  1 Embankment Place
                                                  London WC2N 6RH
                                                  Telephone +44 (0) 20 7583 5000
                                                  Facsimile +44 (0) 20 7822 4652
                                                  www.pwc.com/uk



INDEPENDENT AUDITORS' CONSENT

We refer to the following registration statements (the "Registration Statements") filed by Nexen Inc. (the "Company") with the U.S. Securities and Exchange Commission:

     o   Registration Statement No.'s 033-26582, 033-34467, 033-43426,
         033-66538, 033-81334, 333-05494, 333-07344, 333-09286 and 333-13574 on
         Form S-8;

     o Registration Statement No.'s 333-09288, 333-10646 and 333-84786 on Form F-3; and

     o   Registration Statement No.'s 333-08142, 333-09542, 333-09856,
         333-88254, 333-109747 and 333-111243 on Form F-9.

We hereby consent to the incorporation by reference in the Registration Statements of our auditor's report dated 27 February, 2004 (which report expresses an unqualified opinion), relating to EnCana (U.K.) Limited's financial statements for the period that the audit report covers, appearing in this current report on Form 8-K of the Company.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Chartered Accountants
London, United Kingdom

January 10, 2005







PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Services Authority for designated investment business.